EXHIBIT 24.2

                               POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints Glade M. Knight as his attorney-in-fact, to execute on his behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the registration of up to $50 million of the common shares of Apple Residential Income Trust, Inc. (the "Company"), such documents being: a Registration Statement to be filed with the Securities and Exchange Commission; such statements with, or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares to be offered and sold in such states; and any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. the undersigned further grants unto said attorney full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registrations as fully as he himself might do.

     IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of this 17th day of September, 1998.

                                                  /s/ Bruce H. Matson
                                                  -----------------------------
                                                  Bruce H. Matson,
                                                  Director of the Company